QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 4, 2003 relating to the financial statements of Cambridge Heart, which appears in Cambridge Heart's Annual Report on Form 10-K for the year ended December 31, 2002.

Boston, Massachusetts
August 22, 2003

QuickLinks

CONSENT OF INDEPENDENT ACCOUNTANTS